EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held July 24, 2013 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through August 24th by dialing 855-859-2056, access code 86466843. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR THE SECOND QUARTER AND YEAR TO DATE 2013

Lake Forest, Illinois, July 24, 2013—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the second quarter of 2013.

SECOND QUARTER RESULTS

Revenues for the quarter ended June 30, 2013 were $526.5 million, up $57.6 million or 12.3% from $468.9 million in the second quarter last year.  Acquisitions contributed approximately $34.1 million to the current period’s growth in revenues.  Revenues increased 13.1% compared to the prior period when adjusted for unfavorable foreign exchange impact of $4.1 million.  Gross profit was $237.9 million, up 13.5% from $209.5 million in the second quarter last year.  Gross profit as a percent of revenue was 45.2% compared with 44.7% in the second quarter of 2012.  Earnings per diluted share, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), increased 14.4% to $0.89 from $0.78 in the second quarter last year. Non-GAAP earnings per diluted share, when adjusted for various items identified in the second of the following tables, increased 14.2% to $0.93 from $0.81.  See tables below.

FIRST SIX MONTHS’ RESULTS

Revenues for the six months ending June 30, 2013 were $1,040.3 million, up $111.3 million or 12.0% from $929.0 million in the same period last year. Revenues increased 12.9% compared with the prior period when adjusted for unfavorable foreign exchange impact of $8.3 million.  Gross profit was $469.9 million, up 13.3% from $414.8 million in the same period last year.  Gross profit as a percent of revenue was 45.2% compared with 44.6% in 2012.  GAAP earnings per diluted share increased 14.2% to $1.74 from $1.53 in the same period last year.  Non-GAAP earnings per diluted share, when adjusted for various items identified in the second of the following tables, increased 12.8% to $1.81 from $1.60.  See tables below.

The following table shows our calculations of organic revenue growth (in millions)(1):

	Three Months Ended June 30,				Six Months Ended June 30,
			Change				Change
	2013	2012	$	%	2013	2012	$	%
Total As Reported Revenues (GAAP)	$ 526.5	$ 468.9	$ 57.6	12.3%	$ 1,040.3	$ 929.0	$ 111.3	12.0%
Adjustment for Foreign Exchange	4.1	-	4.1		8.3	-	8.3
Subtotal (non-GAAP):	530.6	468.9	61.7	13.1%	1,048.6	929.0	119.6	12.9%

Adjustment for Acquisitions	(37.7)	(3.6)	(34.1)		(75.3)	(4.2)	(71.1)
Adjustment for Regulated Returns and Recall Management Services	(23.7)	(29.0)	5.3		(46.3)	(64.7)	18.4
Subtotal (non-GAAP):	$ 469.2	$ 436.3	$ 32.9	7.5%	$ 927.0	$ 860.1	$ 66.9	7.8%

Domestic/ International Breakdown:
Domestic Revenues	$ 370.2	$ 337.8	$ 32.4	9.6%	$ 733.8	$ 667.0	$ 66.8	10.0%
International Revenues	156.3	131.1	25.2	19.2%	306.5	262.0	44.5	17.0%
Total As Reported Revenues (GAAP)	$ 526.5	$ 468.9	$ 57.6	12.3%	$ 1,040.3	$ 929.0	$ 111.3	12.0%

(1) For internal purposes, we exclude the impact of foreign exchange and revenues attributed to acquisitions closed within the preceding 12 months and from our regulated returns and recall management services when we evaluate organic revenue growth. This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance, as compared to GAAP revenues.

Table to reconcile GAAP EPS to Non-GAAP EPS(2):

	Three Months Ended June 30,				Six Months Ended June 30,
			Change				Change
	2013	2012	$	%	2013	2012	$	%
GAAP EPS	$ 0.89	$ 0.78	$ 0.11	14.4%	$ 1.74	$ 1.53	$ 0.22	14.2%

Acquisition Expenses	0.03	0.03			0.05	0.04
Integration Expenses	0.01	0.01			0.02	0.02
Change in Fair Value	(0.00)	(0.01)			(0.00)	0.01
Restructuring and Plant Closure	0.00	0.01			0.00	0.01
Litigation Settlement	(0.00)	-			0.00	-

Non-GAAP EPS (Adjusted)	$ 0.93	$ 0.81	$ 0.11	14.2%	$ 1.81	$ 1.60	$ 0.21	12.8%

(2) In accordance with GAAP, reported earnings per share (EPS) include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $176.5 million and $188.8 million for the six months ended June 30, 2013 and 2012, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30,	December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$ 18,001	$ 31,324
Short-term investments	460	503
Accounts receivable, net	361,894	322,246
Deferred income taxes	19,998	22,995
Prepaid expenses	27,691	27,042
Other current assets	39,721	37,176
Total Current Assets	467,765	441,286
Property, plant and equipment, net	345,743	335,870
Goodwill	2,094,459	2,065,103
Intangible assets, net	673,222	667,471
Other assets	37,236	37,008
Total Assets	$ 3,618,425	$ 3,546,738

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$ 72,430	$ 87,781
Accounts payable	88,420	74,225
Accrued liabilities	122,430	135,321
Deferred revenues	18,183	18,095
Other current liabilities	12,497	15,638
Total Current Liabilities	313,960	331,060
Long-term debt, net of current portion	1,246,203	1,268,303
Deferred income taxes	371,467	359,780
Other liabilities	37,352	30,272
Equity:
Common stock	859	860
Additional paid-in capital	159,961	116,720
Accumulated other comprehensive loss	(78,564)	(39,064)
Retained earnings	1,549,769	1,463,277
Total Stericycle, Inc. Equity	1,632,025	1,541,793
Noncontrolling interests	17,418	15,530
Total Equity	1,649,443	1,557,323
Total Liabilities and Equity	$ 3,618,425	$ 3,546,738

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS EXCEPT SHARES AND PER SHARE DATA)
(UNAUDITED)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2013		2012		2013		2012
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	$526,525	100.0	$468,950	100.0	$1,040,329	100.0	$929,027	100.0
Cost of revenues (exclusive of depreciation shown below)	276,385	52.5	248,832	53.1	546,058	52.5	493,014	53.1
Depreciation - cost of revenues	12,288	2.3	10,630	2.3	24,325	2.3	21,218	2.3

Gross profit	237,852	45.2	209,488	44.7	469,946	45.2	414,795	44.6

Selling, general and administrative expenses (exclusive of depreciation and amortization below)	91,158	17.3	80,652	17.2	179,399	17.2	158,459	17.1
Depreciation - SG&A	2,954	0.6	2,261	0.5	5,763	0.6	4,412	0.5
Amortization	6,533	1.2	5,135	1.1	13,175	1.3	10,114	1.1
Total SG&A expense and amortization	100,645	19.1	88,048	18.8	198,337	19.1	172,985	18.6

Income from operations before acquisition, integration, and other expenses	137,207	26.1	121,440	25.9	271,609	26.1	241,810	26.0

Acquisition expenses	2,324	0.4	2,207	0.5	4,127	0.4	3,746	0.4
Integration expenses	1,383	0.3	1,044	0.2	2,279	0.2	2,323	0.3
Change in fair value of contingent consideration	(122)	0.0	(602)	-0.1	(122)	0.0	602	0.1
Litigation settlement	(2)	0.0	-	0.0	104	0.0	-	0.0
Restructuring and plant closure costs	104	0.0	1,064	0.2	104	0.0	1,150	0.1
Income from operations	133,520	25.4	117,727	25.1	265,117	25.5	233,989	25.2
Other income (expense):
Interest income	102	0.0	124	0.0	269	0.0	216	0.0
Interest expense	(13,015)	-2.5	(12,783)	-2.7	(26,561)	-2.6	(25,549)	-2.8
Other expense, net	(545)	-0.1	490	0.1	(1,558)	-0.1	(68)	0.0
Total other expense	(13,458)	-2.6	(12,169)	-2.6	(27,850)	-2.7	(25,401)	-2.7
Income before income taxes	120,062	22.8	105,558	22.5	237,267	22.8	208,588	22.5
Income tax expense	41,619	7.9	37,186	7.9	83,602	8.0	74,901	8.1
Net income	78,443	14.9	68,372	14.6	153,665	14.8	133,687	14.4
Less: net income attributable to noncontrolling interests	399	0.1	779	0.2	1,004	0.1	1,237	0.1
Net income attributable to Stericycle, Inc.	$78,044	14.8	$67,593	14.4	$152,661	14.7	$132,450	14.3

Earnings per share - diluted	$0.89		$0.78		$1.74		$1.53

Weighted average number of common shares outstanding - diluted	87,614,953		86,835,615		87,545,641		86,714,407

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Six Months Ended
	June 30,
	2013	2012
Operating Activities:
Net income	$153,665	$133,687
Adjustments to reconcile net income to net cash
provided by operating activities:
Change in fair value of contingent consideration	(122)	602
Stock compensation expense	7,943	8,217
Excess tax benefit of stock options exercised	(8,373)	(11,523)
Depreciation	30,088	25,630
Amortization	13,175	10,114
Deferred income taxes	13,101	14,546
Changes in operating assets and liabilities, net of
effect of acquisitions and divestitures:
Accounts receivable	(42,871)	5,368
Accounts payable	9,619	7,252
Accrued liabilities	(2,231)	(6,409)
Deferred revenue	(548)	2,111
Other assets and liabilities	3,037	(797)

Net cash provided by operating activities	176,483	188,798

Investing Activities:
Payments for acquisitions, net of cash acquired	(63,401)	(111,716)
Proceeds from/ (purchases of) short-term investments	33	(2)
Capital expenditures	(37,441)	(33,819)

Net cash used in investing activities	(100,809)	(145,537)

Financing Activities:
Net repayment of long-term debt	(35,795)	(38,323)
Net repayments on senior credit facility	(16,714)	(10,074)
Payments of deferred financing costs	-	(148)
Payments on capital lease obligations	(1,825)	(1,278)
Purchase and cancellation of treasury stock	(66,175)	(2,945)
Payments to noncontrolling interests	-	(10)
Proceeds from other issuances of common stock	23,667	28,450
Excess tax benefit of stock options exercised	8,373	11,523

Net cash used in financing activities	(88,469)	(12,805)
Effect of exchange rate changes on cash	(528)	1,246
Net (decrease)/ increase in cash and cash equivalents	(13,323)	31,702
Cash and cash equivalents at beginning of period	31,324	22,511

Cash and cash equivalents at end of period	$18,001	$54,213

Non-cash activities:
Net issuances of obligations for acquisitions	$22,906	$34,328